EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact: Lynn Liddle, Executive Vice President,

Communications and Investor Relations

(734) 930 - 3008

liddlel@dominos.com

Domino’s Pizza Announces Same Store Sales Results for 2004

Ann Arbor, Michigan, January 18, 2005: Domino’s Pizza, Inc. (NYSE: DPZ), the recognized world leader in pizza delivery, today announced same store sales results for the fourth quarter and fiscal 2004, each ended January 2, 2005.

The Company will announce its complete 2004 financial results on February 22, 2005, via an earnings press release and conference call. The Company expects to file its annual report on Form 10-K on March 29, 2005.

Same Stores Sales Growth (Estimated)

(versus the prior year)

	Fourth Quarter 2004	Fiscal 2004
Domestic Company-owned stores	-2.0%	+0.1%
Domestic franchise stores	—	+2.1%

Total Domestic Stores	-0.2%	+1.8%

International stores:
Constant dollar	+5.9%	+5.9%
Historical dollar	+10.8%	+11.5%

David A. Brandon, Chairman and CEO, said, “Our 2004 same store sales performance was consistent with the results we have achieved over the past several years. We strive for steady, positive growth, and plan our domestic promotional events and advertising schedules to eliminate as much sales volatility as possible. Our fourth quarter sales results are a perfect example of this strategy. We were facing a very tough comparison based on the unusually strong sales of our Philly Cheese Steak pizza introduction during the fourth quarter of 2003. Knowing this would be a challenging comparison, we chose to aggressively advertise and promote our new Doublemelt pizza; and it did a remarkable job of achieving similar results to those of our record-breaking Philly Cheese Steak product last year.”

Brandon added: “Our world-wide same store sales results continue to benefit from the consistent and powerful performance of our international business – as we report its 44th consecutive quarter of same store sales growth. This further demonstrates the tremendous growth potential of our business in numerous international markets around the world.”

More…

Domino’s Pizza: FY04 Sales Results, Page Two

Brandon concluded: “We are truly fortunate to have exceptional franchisees and team members, both domestically and internationally, who continue to deliver positive results, year after year. Their commitment to operating great stores and providing our customers excellent value, quality and service — in combination with our strong brand message and product development capabilities —is what makes Domino’s Pizza the world’s largest and best pizza delivery company.”

About Domino’s Pizza

Founded in 1960, Domino’s Pizza is the recognized world leader in pizza delivery. Domino’s is listed on the NYSE under the symbol “DPZ.” Through its primarily franchised system, Domino’s operates a network of 7,603 franchised and Company-owned stores in the United States and more than 50 countries. The Domino’s Pizza® brand, named a Megabrand by Advertising Age magazine, had global retail sales of nearly $4.2 billion in 2003. Domino’s Pizza was named “Chain of the Year” by Pizza Today magazine, the leading publication of the pizza industry and is the “Official Pizza of NASCAR.” More information on the Company, in English and Spanish, can be found on the web at www.dominos.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relating to our anticipated profitability and operating performance reflect management’s expectations based upon currently available information and data. However, actual results are subject to future risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Information about factors that could affect Domino’s financial and other results is included in the Company’s filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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